EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the registration statement on Form SB-2 (File No. __________) of our report dated July 22, 1997, on our audits of the financial statements of CTI Industries Corporation. We also consent to the reference to our firm ounder the caption "Experts."






                                                     COOPERS & LYBRAND L.L.P.


Chicago, Illinois
July 22, 1997